          _________________________________________________________________



                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                  __________________



                                       FORM 8-K



                                    CURRENT REPORT


        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported):  October 15, 1996


                             ACCUMED INTERNATIONAL, INC.
                (Exact name of registrant as specified in its charter)



   DELAWARE                        0-20652                     36-4054899
---------------                 -----------                ------------------
(State or other                 (Commission                (IRS Employer
jurisdiction of                 File Number)               Identification No.)
incorporation)


              900 N. FRANKLIN STREET, SUITE 401, CHICAGO, ILLINOIS 60610
              ----------------------------------------------------------
              (Address of principal executive offices)       (Zip Code)


          Registrant's telephone number, including area code: (312) 642-9200


             ____________________________________________________________
            (Former name or former address, if changed since last report)

______________________________________________________________________________

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

    RADCO ACQUISITION. On October 15, 1996, AccuMed International, Inc., a Delaware corporation (the "Company"), acquired all of the outstanding shares common stock, par value $0.01 per share (the "RADCO Stock") of RADCO Ventures, Inc., a Delaware corporation ("RADCO"), not then owned by the Company and retired Non-Negotiable Promissory Notes in the aggregate principal amount of approximately $1.2 million (bearing interest at a rate of 10% per annum) (the "RADCO Notes") at an aggregate cost to the Company of $1,395,081 in cash pursuant to the Stock Purchase Agreement dated as of August 15, 1996 among the Company, RADCO and the Selling Stockholders referred to therein (the "RADCO Holders").

    In March 1996, RADCO was formed RADCO for the purpose of developing a diagnostic microbiology test panel and automated reading instrument, known as the FluoreTone-TM- 48. RADCO was initially capitalized through the private placements of units (the "RADCO Units") consisting of an aggregate of 400,000 shares of RADCO Stock, the RADCO Notes and warrants to purchase an aggregate of 687,500 shares of the Company's common stock, par value $0.01 per share (the "AccuMed Stock"), with a weighted average exercise price of $3.73 per share. In consideration for the issuance of such warrants, the Company received 10% of the outstanding RADCO Stock.

    Each of the RADCO Holders is a non-U.S. person who owns securities of the Company. Jack H. Halperin, a director of the Company, served as legal counsel to the RADCO Holders in the RADCO Acquisition.

    The Company used a portion of the net proceeds of its underwritten public offering of AccuMed Stock consummated on October 8, 1996 (the "Public Offering") to fund the RADCO Acquisition. The amount of consideration was determined by the Board of Directors with reference to the principal and accrued but unpaid interest owing under the RADCO Notes, the consideration paid by the RADCO Holders for the RADCO Units and the assets and liabilities of RADCO. The Board also considered the prospects for exploiting the RADCO proprietary technology in products that would enhance the Company's current microbiology product offerings.

    The foregoing discussion of the information and factors considered and given weight by the Company's Board of Directors in determining the amount of consideration is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the RADCO Acquisition, the Board of Directors did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

    The net assets (liabilities) of RADCO acquired as a result of the acquisition of the remaining 90% of the outstanding RADCO Stock consisted primarily of cash, notes receivable, accounts payable and notes payable. The purchase price of approximately $1.4 million was paid in cash of which approximately $1.2 million was applied to retire all notes payable. Using the purchase method of accounting, the purchase price will be allocated based on the fair value of the assets acquired and liabilities assumed, including acquired in-process research and development costs, with the excess purchase price over the estimated fair value of net tangible and intangible assets, if any, recorded as good will. Such amounts allocated to in-process research and development costs will be written off as a charge to earnings in the period subsequent to the acquisition.

    As soon as practicable, the Company intends to merge RADCO, currently a wholly-owned subsidiary of the Company, with and into the Company which shall be the surviving corporation (the "Merger") pursuant to a Merger Agreement to be entered into between the Company and RADCO. Upon consummation of the Merger, RADCO will cease to exist as a separate corporate entity and all of its assets, liabilities and rights will be assumed by the Company. Each share of issued and outstanding RADCO Stock will be canceled without consideration or issuance of any securities with respect thereto. The AccuMed Stock will be unaffected by the Merger.

    The Company and RADCO entered into a Research and Development Services Agreement dated March 15, 1996 for the purpose of developing a diagnostic microbiology test panel and automated reading instrument. Such agreement also entitled the Company to representation on the RADCO Board of Directors. In March 1996, the Company and RADCO also entered into an Administration and Facilities Services Agreement pursuant to which the Company provided laboratory facilities and administrative services to RADCO in consideration of specified cash payments.

    Each of Peter P. Gombrich, Chairman of the Board of Directors, Chief Executive Officer and President of the Company, Mr. Halperin, a director of the Company, and Michael D. Burke, President of the Microbiology Division of the Company have served on the Board of Directors of RADCO since its inception. Kenneth D. Miller, acting President of RADCO and a consultant to RADCO, is also a consultant to the Company. During certain periods prior to serving RADCO in such capacities, Mr. Miller was an officer and director of the Company.

    Other than as described above, there were no material relationships between the Company, RADCO, the RADCO Holders or any of their respective officers or directors or associates of any such officer or director.

    ONCOMETRICS IMAGING CORP. ACQUISITION. On October 15, 1996, the Company also acquired a two-thirds equity interest in Oncometrics Imaging Corp., a British Columbia corporation ("Oncometrics"), for aggregate consideration of $4.0 million in cash. Of the consideration, $2.0 million was paid to Xillix Technologies Corp., a British Columbia corporation and former parent corporation of Oncometrics ("Xillix"), for 1,000,000 shares of previously outstanding common stock of Oncometrics (the "Oncometrics Stock") pursuant to the Share Purchase Agreement between the Company and Xillix dated as of August 16, 1996. The remaining $2.0 million was paid to Oncometrics in consideration for 1,000,000 newly issued shares of Oncometrics Stock pursuant to the Subscription Agreement between the Company and Oncometrics dated as of August 16, 1996.

    The Company used a portion of the net proceeds of the Public Offering to fund the Oncometrics Acquisition. The amount of consideration was determined by the Board of Directors with reference to its valuation of the proprietary technology and other assets, as well as liabilities, of Oncometrics. The Board of Directors also considered the prospects for exploiting such proprietary technology by Oncometrics and incorporating such technology into certain in-development cytopathology products of the Company, pursuant to licensing and consulting arrangements entered into as part of the Oncometrics Acquisition. In addition, the Board considered the rights and obligations of the Company pursuant to the Shareholders Agreement entered into between the Company and Xillix upon consummation of the Oncometrics Acquisition.

    The foregoing discussion of the information and factors considered and given weight by the Company's Board of Directors in determining the amount of consideration is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Oncometrics Acquisition, the Board of Directors did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

    The net assets of Oncometrics acquired as a result of the acquisition of the two-thirds equity interest in Oncometrics consisted primarily of cash, accounts receivable, inventory, accounts payable and long term debt. The purchase price of $4.0 million was paid in cash. Using the purchase method of accounting, the purchase price will be allocated based on the fair value of the assets acquired and liabilities assumed, including acquired in-process research and development, cash and purchased technology, with the excess purchase price over the estimated fair value of net tangible and intangible assets, if any, recorded as good will. Such amounts allocated to in-process research and development costs will be written off as a charge to earnings in the period subsequent to the acquisition.

    Oncometrics was formed in 1995 as a wholly-owned subsidiary of Xillix to complete the development of an automated instrument designed to be used in the detection, diagnosis and prognosis of early-stage cancer by measuring the DNA in cells on microscope slides. Oncometrics is developing a proprietary high resolution image cytometer that uses a solid state microscope, a high resolution digital camera, proprietary image analysis software and high speed computer processors to capture and analyze cell images from a microscope slide that has been stained using Oncometrics' proprietary staining method.

    Prior to the Oncometrics Acquisition, there were no material relationships between the Company and its officers or directors or associates of any such officer or director, on the one hand, and Oncometrics or Xillix or any of their respective officers or directors or associates of any such officer or director, on the other hand.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  FINANCIAL INFORMATION OF BUSINESSES ACQUIRED:

    It would be impracticable for the Registrant to file herewith the financial statements of RADCO and Oncometrics required to be filed pursuant to this Item. The financial statements listed below will be filed by amendment to this Current Report on Form 8-K as soon as they are available, but in no event later than December 29, 1996 (60 days after the date on which this Current Report on Form 8-K is required to be filed).

ONCOMETRICS IMAGING CORP.:

    1.   Balance Sheet as of September 30, 1996 (unaudited)

    2. Statement of Operations and Deficit for the nine months ended September 30, 1996 (unaudited)

    3.   Notes to financial statements

RADCO VENTURES, INC.

    1.   Auditors' Report

    2    Balance Sheet as of September 30, 1996

    3. Statement of Operations and Accumulated Deficits for the period March 6, 1996 (inception) to September 30, 1996

    4. Statement of Cash Flows for the period March 6, 1996 (inception) to September 30, 1996

    5.   Notes to the financial statements

(b) PRO FORMA FINANCIAL INFORMATION:

    It would be impracticable for the Registrant to file herewith the pro forma financial information required to be filed pursuant to this Item. Such pro forma financial information will be filed by amendment to this Current Report on Form 8-K as soon as it is available, but in no event later than December 29, 1996 (60 days after the date on which this Current Report on Form 8-K is required to be filed).

(c)  EXHIBITS:

    2.1 Share Purchase Agreement between the Registrant and Xillix Technologies Corp. dated as of August 16, 1996.*

    2.2 Subscription Agreement between the Registrant and Oncometrics Imaging Corp. dated as of August 16, 1996.*

    2.3 Stock Purchase Agreement by and among the Registrant, RADCO Ventures, Inc. and the Selling Stockholders named therein dated as of August 15, 1996.*

    23.1 Consent of KPMG (to be filed by amendment).
____________________
(1) Incorporated by reference to Pre-effective Amendment No. 1 to the Registrant's Registration Statement on Form S-2 (Reg. No. 333-09011) filed with the Commission on August 29, 1996.

                                      SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Dated:  October 30, 1996


                                  ACCUMED INTERNATIONAL, INC.


                                  By: /S/ LEONARD R. PRANGE
                                     ----------------------
                                     Leonard R. Prange
                                     Chief Financial Officer
                                     and Corporate Vice President

                                    EXHIBIT INDEX

NO. EXHIBIT
--- -------

2.1 Share Purchase Agreement between the Registrant and Xillix Technologies Corp. dated as of August 16, 1996.*

2.2 Subscription Agreement between the Registrant and Oncometrics Imaging Corp. dated as of August 16, 1996.*

2.3 Stock Purchase Agreement by and among the Registrant, RADCO Ventures, Inc. and the Selling Stockholders named therein dated as of August 15, 1996.*

23.1 Consent of KPMG (to be filed by amendment).
___________________
(1) Incorporated by reference to Pre-effective Amendment No. 1 to the Registrant's Registration Statement on Form S-2 (Reg. No. 333-09011) filed with the Commission on August 29, 1996.